EXHIBIT 10.29

STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE - GROSS

Basic Provisions ("Basic Provisions")

1.1 Parties: This Lease ("Lease"), dated for reference purposes only January 1, 2020

Is made by and Between Primus Logistics. Inc. ("Lessor") and Hempacco Co., lnc. ("Lessee"), (Collectively the "Parties", or individually a "Party").

1.2(a) Premises: That certain port ion of the Project (as defined below), including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 9925 Airway Road, located in the City of San Diego, County of San Diego, State of California, with zip code 92154, as outlined on Exhibit A attached hereto ("Premises") and generally described as (describe briefly the nature of the premises): an approximately 2,500 square foot industrial space co, plus 2,500 square feet of offices (up front-downstairs) as part of a larger building totaling approximately 53,561 square feet.

In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to any utility raceways of the building containing the Premises (Building') and to the common Areas (as defined in Paragraph

2.7 below) but shall not have any rights to the roof or exterior walls of the Building or to any other buildings in the Project. The Premises, the Building, the Common areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "Project"

1.2(b) Parking: Eight (8) unreserved vehicle parking spaces.

1.3 Term: Six Years (6) commencing years and Zero (0) months (“Original Term”) commencing January 1st 2020 (“Commencement Date”) and ending DECEMBER 31st, 2026 (“Expiration Date”).

1.4 Early Possession: If the Premises are available, Lessee may have non-exclusive possession of the Premises commencing:

mutual lease execution, payment of total monies due and Certificate of Insurance ("Early Possession Date").

1.5 Base Rent: $ 10,000.00 per month ("Base Rent"), payable on day of each month commencing January 1st, 2020.

1.6 Lessee's Share of Common Areas operating Expenses: (0%)

("Lessee's Share"). In the event that the size of the Premises and/or the Project are modified during the term of this Lease, Lessor shall recalculate Lessee's Share to reflect such modification.

1.7 Base Rent and Other Monies Paid Upon Execution:

a) Base Rent: $10,000.00 For the period January 1. 2020 – December 31, 2026

b) Common Area Operating Expenses: $0.00 for the period January 1. 2020 – December 31, 2026

c) Security Deposit: $0 ("Security Deposit"). (See also Paragraph 5)

d) Other: $ ______________ for _______________.

1.8 Agreed Use: Production, Warehouse distribution, general office administration and any other legally permitted use. Primus Logistics, Inc. will have use of the doors to load and unload merchandise, but will not inventory any product in the designated areas.

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1.9 Insuring Party. Lessor is the "Insuring Party".

1.10 Attachments. Attached hereto are the following, all of which constitute a part of this lease:

☒ site plan depicting the Premises;

___________________	___________________

INITIALS	INITIALS

ADDENDUM TO THE STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE – GROSS BY AND BETWEEN PRIM US LOGISTICS, INC AS LESSEE AND HEMPACCO CO, INC. AS LESSOR FOR THE PROPERTY LOCATED AT 9925 AIRWAY ROAD, SAN DIEGO, CALIFORNIA

2.0 RENT INCREASES: The base rent shall be adjusted by a three percent (3%) fixed annual increase as follows:

Year 2) January 1st, 2021 - December 31st, 2021 the base rent shall be $10,300 per month, GROSS Year 3)

January 1st, 2022 - December 31st, 2022 the base rent shall be $ 10,609 per month, GROSS Year 4)

January 1st, 2023 - December 31st, 2023 the base rent shall be $ 10,926.27 per month, GROSS

Year 5) January 1st, 2024 - December 31st, 2024 the base rent shall be $ 11,254.06 per month, GROSS

Year 6) January 1st, 2025 - December 31st, 2025 the base rent shall be $ 11,591.68 per month, GROSS

2.1 OFFICE S PACE: Lessee shall have non-exclusive use of the reception/lobby area, conference room, break room and restrooms on the second floor area.

2.2 UTILITIES: The lease shall include all electricity.

/s/ Juan Hererra	/s/ Sandro Piancone
Primus Logistics, Inc	Hempacco Co. Inc.
Juan Hererra	Sandro Piancone

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